CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Strategic Series of our reports dated July 23, 2024, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Fund’s Annual Reports on Form N-CSR for the periods indicated within Appendix A. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Its Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 23, 2024

Appendix A

Fund	Period
John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio	For the year ended May 31, 2024

John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio	For the year ended May 31, 2024

John Hancock Managed Account Shares Securitized Debt Portfolio	For the year ended May 31, 2024

John Hancock Managed Account Shares Non-Investment-Grade Municipal Bond Portfolio	For the year ended May 31, 2024

John Hancock Managed Account Shares Bond Completion Portfolio	For the period December 18, 2023 (commencement of operations) through May 31, 2024

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